                                                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Prospectus and Proxy Registration Statement on Form N-14 of our report dated December 13, 2002, relating to the financial statements and financial highlights of American Skandia Advisor Funds, Inc., which appear in such
Prospectus and Proxy Registration Statement whereby the assets of the ASAF DeAM International Equity Fund and the ASAF American
Century International Growth Fund would be acquired by the ASAF William Blair International Growth Fund.  We also consent to the reference to us under the heading Plan of Reorganization in such Prospectus and Proxy Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
October 23, 2003